Exhibit 99.1

INGEN TECHNOLOGIES, INC.
DIRECTORS' RESOLUTION
2011.3

BE IT KNOWN THAT, on the 11th day of February, 2011, at a duly constituted special meeting of the Directors of Ingen Technologies, Inc., the following resolution was voted and approved upon motion duly made and seconded:

Scott R. Sand is appointed President of Ingen Technologies, Inc. (NV).

CERTIFICATION BY SECRETARY

I am the Secretary of Ingen Technologies, Inc.  I hereby certify that the foregoing is a true and correct copy of the Resolution adopted by the Board of Directors of Ingen Technologies, Inc. on February 11, 2011 in accordance with the provisions of our Bylaws.

IN WITNESS WHEREOF, I have this 11th day of February, 2011 subscribed my name as Secretary of Ingen Technologies, Inc. and have caused the corporate seal to be affixed hereto (if such a seal exists).

/s/ Thomas Neavitt
Secretary of Corporation

WAIVER OF NOTICE (2011.3)

The undersigned Directors of Ingen Technologies, Inc. hereby waive notice of the special Directors’ meeting held on February 11, 2011.  We consent to all actions taken in the meeting.  Faxed and electronic signatures are as valid as original signatures hereupon, and may be signed in counterparts.

abstained	/s/ Curt Miedema	/s/ Gary Tilden
Scott R. Sand	Curt Miedema	Gary Tilden